Exhibit 10.1
Execution Version

DIRECTOR APPOINTMENT AND NOMINATION AGREEMENT
This Director Appointment and Nomination Agreement, dated as of March 17, 2025 (this “Agreement”), is by and among the persons and entities listed on Schedule A (collectively, the “Icahn Group”, and each individually a “member” of the Icahn Group) and Caesars Entertainment, Inc., a Delaware corporation (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.    Board Representation and Board Matters.
(a)    The Company and the Icahn Group agree as follows:
(i)    that as of the date of this Agreement, the Company represents and warrants that, prior to the Board of Directors of the Company (the “Board”) appointing the Icahn Designees as directors pursuant to Section 1(a)(ii) below, the Board is composed of ten (10) directors;
(ii)    the Company shall take, or shall have taken, all necessary action to appoint each of Jesse Lynn and Ted Papapostolou (Messrs. Lynn and Papapostolou, collectively, the “Icahn Designees” and each an “Icahn Designee”) to the Board, effective as of the date hereof, including, but not limited to, amending the Company’s Amended and Restated Bylaws to increase the maximum size of the Board permitted thereunder from eleven (11) to twelve (12), increasing the size of the Board by two seats to twelve (12) seats, and appointing each of the Icahn Designees to fill the resulting vacancies, each with a term expiring at the 2025 annual meeting of stockholders of the Company, or until their earlier death, resignation, disqualification or removal;
(iii)    from the date hereof until the date of the 2025 Annual Meeting, the size of the Board shall not exceed twelve (12) directors, subject to the good faith exercise of the Board’s fiduciary duties under applicable law;
(iv)    the Icahn Group shall not conduct a proxy contest or engage in any solicitation of proxies regarding any matter, including the election of directors, with respect to the 2025 Annual Meeting;
(v)    that as a condition to the Icahn Designees’ (and any Replacement Designees’) appointment to the Board and any subsequent nomination for election, the Icahn Designees each agree (and the Icahn Group agrees to cause the Icahn Designees and any Replacement Designees) to provide to the Company, prior to nomination and appointment and on an on-going basis while serving as a member of the Board, such information and materials as the Company routinely receives from other members of the Board or as is required to be disclosed in proxy statements under applicable law or as is otherwise reasonably requested by the Company from time to time from all members of the Board in connection with the Company’s legal, regulatory, auditor, stock exchange or Gaming Authorities requirements, including, but not limited to, a completed D&O Questionnaire in the form separately provided by the Company to the Icahn Group (the “Nomination Documents”);
(vi)     that, subject to Section 1(c) below, should any Icahn Designee resign from his position as a Board member or be unable to serve as a director of the Board due to death, disability or incapacity, the Icahn Group shall be entitled to designate, and the Company shall cause to be added as a member of the Board a replacement that is approved by the Board, such approval not to be unreasonably withheld, conditioned or delayed (an “Acceptable Person”) (and if such proposed designee is not an Acceptable Person, the Icahn Group shall be entitled to continue designating a recommended replacement until such proposed designee is an Acceptable Person) (a “Replacement Designee”). Any such Replacement Designee who becomes a Board member in replacement of any Icahn Designee shall be deemed to be an Icahn Designee for all purposes under this Agreement and, as a condition to being appointed to the Board, shall be required to sign a customary joinder to this Agreement and irrevocable resignation in the same form as provided on Exhibit A hereto;
(vii)    for the avoidance of doubt, the Board’s approval of a Replacement Designee pursuant to Section 1(a)(vi) shall not be considered unreasonably withheld if such replacement: (A) does not qualify as “independent” pursuant to the Nasdaq Rules (as defined below), (B) does not have the relevant financial and business experience to be a director of the Company, (C) does not satisfy the requirements of applicable law (including all applicable gaming laws, standards, qualifications and requirements of such Gaming Authorities) or as set forth in the Company Policies (as defined below), in each case as in effect as of the date of this Agreement or such additional or amended guidelines and policies approved by the Board that are applicable to all directors of the Company, or (D) serves on the board of directors or as an employee or otherwise has a material relationship with a competitor, supplier, customer or other entity which could create a potential conflict with the interests of the Company (collectively clauses (A) through (D), the “Director Criteria”); provided that (i) no new Director Criteria will be adopted that would have prevented the Icahn Designees from becoming directors had such criteria been in effect as of the date of this Agreement, unless such Director Criteria is reasonable and customary and applies to all directors, and (ii) based on the information which the Icahn Group and the Icahn Designees have provided to the Company as of the date of this Agreement, the Company acknowledges that each of Jesse Lynn and Ted Papapostolou are deemed to satisfy the requirements of Section 1(a)(vii)(B) (subject in all respects to any requirements applicable to the Icahn Designees from any Gaming Authorities);
(viii)    that (A) for any annual meeting of stockholders subsequent to the 2025 Annual Meeting, the Company shall notify the Icahn Group in writing no less than thirty (30) days before the advance notice deadline set forth in the Company’s Amended and Restated Bylaws whether the Icahn Designees (or Icahn Designee if the other Icahn Designee has resigned subject to Section 1(c)(x)) will be nominated by the Company for election as directors at such annual meeting and (B) if the Icahn Designee(s) are to be so nominated (which, for purposes of the 2025 Annual Meeting, the Icahn Designees shall be so nominated), the Company shall use the same level of effort that is used by the Company to cause the election of the other directors that are not the Icahn Designee(s), but in any event no less than commercially reasonable efforts, to cause the election of the Icahn Designee(s) so nominated by the Company (including by (x) recommending that the Company’s stockholders vote in favor of the election of the Icahn Designee(s), (y) including the Icahn Designee(s) in the Company’s proxy statement and proxy card for such annual meeting and (z) otherwise supporting the Icahn Designee(s) for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate), and the Icahn Group agrees not to conduct a proxy contest or engage in any solicitation of proxies regarding any matter, including the election of directors, with respect to any such annual meeting at which the Company has nominated Icahn Designee(s) and such Icahn Designee(s) have consented to being named, and are named, in the proxy statement relating to such annual meeting;
(ix)    that as of the date of this Agreement, the Company represents and warrants that immediately after the Board appoints the Icahn Designees as directors, the Board will be composed of twelve (12) directors and that there will be no vacancies on the Board;
(x)    that from and after the date of this Agreement, so long as an Icahn Designee is a member of the Board, any Board consideration of appointment and employment of the Chief Executive Officer or Chief Financial Officer of the Company, mergers and acquisitions of material assets, or dispositions of material assets, or similar extraordinary transactions, such consideration, and voting with respect thereto shall take place only at the full Board level or in committees of which one of the Icahn Designees is a member (for the avoidance of doubt, nothing in this Agreement changes, amends, or modifies the authority, duties and obligations of the Compensation Committee of the Board);

(xi)    each of the Icahn Designees confirms that he or she will recuse himself or herself from such portions of Board or committee meetings, if any, involving actual conflicts between the Company and the Icahn Group. Promptly following the receipt of the Nomination Documents, the Board shall make a determination as to whether the Icahn Designees, based solely upon the representations provided by the Icahn Group in Section 7 of this Agreement and the information provided to the Board by the Icahn Designees in the Nomination Documents, are independent under the Board’s independence guidelines, the independence requirements of Nasdaq (the “Nasdaq Rules”), and the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As applicable, the Icahn Designees (and the Replacement Designees) will comply with any additional requirements under the federal securities laws with respect to any specific committee on which they may serve;
(xii)    that, to the extent permitted by law and the Company’s existing insurance coverage, from and after the time the Icahn Designees are appointed as members of the Board, (x) the Icahn Designees shall be covered by the same indemnification and insurance provisions and coverage as are applicable to the individuals that are currently directors of the Company, and at such time the Icahn Designees are no longer members of the Board, then the same indemnification and insurance provisions and coverage as are applicable to former directors of the Company; and (y) the Icahn Designees shall receive the same compensation for service as the compensation received by other non-management directors on the Board, provided that such compensation shall be paid in arrears beginning at or following the time at which the Icahn Designees are appointed to the Board in accordance with Section 1(a)(ii); and
(xiii)    subject to compliance with all stock exchange rules and following the appointment of the Icahn Designees to the Board, the Board will consider appropriate appointments for the Icahn Designees to applicable Board committees as they would consider such appointments for other Board candidates. Notwithstanding the foregoing, the Company acknowledges that for so long as the Icahn Designees are members of the Board, the Icahn Designees shall have the same rights as any other director with respect to being permitted to attend any committee meeting regardless of whether such director is a member of such committee, except in cases where privileged matters will be discussed or reviewed (unless the Icahn Designees commit, in writing, on terms reasonably satisfactory to the Company, not to share information relating to such matters with the Icahn Group, including its Affiliates, Associates and representatives), where the matters under consideration involve an actual conflict of interest between the Company and the Icahn Group or its Affiliates or Associates, or where, upon advice of outside counsel to the Company, the Icahn Designees attendance would jeopardize any legal privilege. Notwithstanding the foregoing, the Icahn Designees shall not be entitled to materials prepared by or for the Company or the Board in connection with its consideration and evaluation of the Icahn Group or the Icahn Designees or its negotiation of this Agreement.
(b)    At all times from the date of this Agreement through the termination of their service as a member of the Board, each of the Icahn Designees shall comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members and of which the Icahn Designees have been provided written copies in advance (or which have been filed with the Securities and Exchange Commission (“SEC”) or posted on the Company’s website), including but not limited to the Company’s ethics and compliance program, code of business conduct and ethics, standards of business conduct, securities trading policies, insider trading policy, directors confidentiality policy, directors’ code of conduct, gaming compliance and corporate governance guidelines, and anti-corruption policy (collectively, the “Company Policies”), and shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (except to the extent permitted in the Confidentiality Agreement (as defined below) to be entered into pursuant to Section 5 of this Agreement). In addition, each of the Icahn Designees is aware of and shall act in accordance with his or her fiduciary duties with respect to the Company. The Icahn Group agrees to cooperate and cause each of the Icahn Designees to cooperate with all relevant gaming authorities (the “Gaming Authorities”) and the Company in connection with the administration of their regulatory jurisdiction over the Company and its subsidiaries, including, without limitation, through the provision of such documents or other information as may be requested by such Gaming Authorities. In addition, each of the Icahn Designees shall comply with all applicable gaming laws, standards, qualifications and requirements of such Gaming Authorities, at the Company’s expense, including the obligation to submit suitability applications and information to such Gaming Authorities and to receive all necessary clearances from such Gaming Authorities.
(c)    Any provision in this Agreement to the contrary notwithstanding, if at any time after the date of this Agreement, the Icahn Group, together with any Icahn Affiliates (as defined below), ceases collectively to beneficially own (as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act) (x) at least 10,551,100 Common Shares (as defined below) of the Company (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), (1) one of the Icahn Designees (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause such Icahn Designee to, promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace such Icahn Designee; or (y) at least 5,275,550 Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), (1) each of the Icahn Designees (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause such Icahn Designee to, promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace such Icahn Designee(s). The Icahn Group shall provide the Company with written notice within two (2) business days should the Icahn Group, together with any Icahn Affiliates, (i) cease to beneficially own at least 10,551,100 Common Shares of the Company and (ii) thereafter, cease to beneficially own at least 5,275,550 Common Shares of the Company.
The Icahn Group, upon request, shall promptly provide the Company written proof of its ownership in the Company, including its Net Long Position and any Synthetic Position held by the Icahn Group and the Icahn Affiliates. In addition, the Icahn Group shall provide the Company with written notice within two (2) business days of any change in its Net Long Position or Synthetic Position referencing 1% or more of the outstanding Common Stock of the Company.
For purposes of this Agreement, (a) the term “Net Long Position” shall mean such Common Stock of the Company, at a par value per share of $0.00001 (“Common Shares”), beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote, or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and (b) the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, labor union, organization or other entity of any kind or nature.
(d)    Each of the Icahn Designees shall, and each member of the Icahn Group shall cause each of the Icahn Designees (including any Replacement Designee) to, execute an irrevocable resignation in the form attached to this Agreement as Exhibit A.
(e)    So long as the Icahn Group, together with the Icahn Affiliates, beneficially owns at least 5,275,550 Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations or similar type events), the Company shall not adopt a Rights Plan with an “Acquiring Person” beneficial ownership threshold unless the “Acquiring Person” definition of such Rights Plan exempts the Icahn Group up to a beneficial ownership of 5%. The term “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan” or “stockholder rights plan” or “stockholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of new rights, common stock or preferred shares (or any other security or device that may be issued to stockholders of the Company, other than ratably to all stockholders of the

Company) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement.
2.    Additional Agreements.
(a)    Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, during the Standstill Period (as defined below), each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the applicable record date or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at any meeting of stockholders, to be present for quorum purposes and to be voted at any meeting of stockholders, or at any adjournment or postponement thereof, (A) for each nominee on the Company’s slate of directors, (B) against any nominees that are not nominated by the Board for election, (C) against any stockholder proposal to increase the size of the Board or any other stockholder proposal (including any submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) which the Board recommends Company stockholders vote against, and (D) in favor of all proposals for which the Board recommends that are included in a Company proxy statement that does not require preliminary filing with the SEC. Except as provided in the foregoing sentence and in Section 2(b), the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at any annual or special meeting of the Company’s stockholders held during the Standstill Period.
(b)    As used in this Agreement, the term “Voting Securities” shall mean the Common Shares that such person has the right to vote or has the right to direct the vote. For purposes of this Section 2, no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company. For purposes of this Agreement, (x) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and the term “Icahn Affiliate” shall mean such Affiliates that are controlled by the members of the Icahn Group, and (y) the term “Associate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.
3.    Icahn Group Restrictions.
(a)    From and after the date hereof, until the later of (x) thirty (30) calendar days before the nomination deadline for stockholders to nominate candidates for the 2026 Annual Meeting and (y) such date as no Icahn Designee is on the Board and the Icahn Group has no right to designate a Replacement Designee (including if the Icahn Group has irrevocably waived such right in writing) (the “Standstill Period”), so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, no member of the Icahn Group shall, directly or indirectly, and each member of the Icahn Group shall cause each of the Icahn Affiliates and Associates not to, directly or indirectly:
(i)    acquire, offer or propose to acquire any Common Shares (or beneficial ownership thereof), rights or options to acquire any Common Shares (or beneficial ownership thereof) if after any such case, immediately after the taking of such action the Icahn Group, together with its respective Icahn Affiliates, would in the aggregate, have beneficial ownership of 5% or more of the then outstanding Common Shares; provided that, for purposes of this Section 3(a)(i), (x) no Person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company, and (y) the foregoing restriction shall not apply to any Synthetic Position held by the Icahn Group, together with its respective Icahn Affiliates, unless in the written opinion of the Company’s legal counsel such Synthetic Position must considered as part of the

Icahn Group’s overall ownership interest pursuant to gaming laws, standards, qualifications and requirements of such Gaming Authorities that are applicable to the Company;
(ii)    except with respect to the members of the Icahn Group that are signatories of this Agreement, form or join in a partnership, limited partnership, syndicate or a “group” as defined under Section 13(d) of the Exchange Act, with respect to the securities of the Company; provided that the Icahn Group may add additional member to the extent that such persons are wholly-owned by an existing member of the Icahn Group as of the date of this Agreement;
(iii)     present (or request to present) at any annual meeting or any special meeting of the Company’s stockholders, any proposal for consideration for action by stockholders or engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders) or, except as provided in this Agreement, otherwise publicly propose (or publicly request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board;
(iv)    grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except as provided in Sections 2(a);
(v)    call or seek to call any special meeting of the Company or action by consent resolutions or make any request under Section 220 of the Delaware General Corporation Law or other applicable legal provisions regarding inspection of books and records or other materials (including stocklist materials) of the Company or any of its subsidiaries;
(vi)    institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company, any of its current or former officers or directors, representatives, or labor unions representing any of the Company’s current or former employees;
(vii)    separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions), any Extraordinary Transaction (as defined below) or financing transaction of the Company; provided that the Icahn Group shall be permitted to sell or tender their Common Shares, and otherwise receive consideration, pursuant to any Extraordinary Transaction; provided further that (A) if a third party (other than the Icahn Group or an Icahn Affiliate) commences a tender offer or exchange offer for all of the outstanding Common Shares that is not rejected by the Board in its Recommendation Statement on Schedule 14D- 9, then the Icahn Group shall similarly be permitted to make an offer for the Company or commence a tender offer or exchange offer for all of the outstanding Common Shares at a higher consideration per share, provided that the foregoing (x) will not relieve the Icahn Group of its obligations under the Confidentiality Agreement and (y) will not be deemed to require the Company to make any public disclosures and (B) the Company may waive the restrictions in this Section 3(a)(vii) with the approval of the Board. “Extraordinary Transaction” means, collectively, any of the following involving the Company or any of its subsidiaries or its or their securities or all or substantially all of the assets or businesses of the Company and its subsidiaries: any tender offer or exchange offer, merger, acquisition, amalgamation, recapitalization, reorganization, restructuring, disposition, distribution, split-off, spin-off, asset sale, joint venture or other business combination, liquidation or dissolution;

(viii)    seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or, except as expressly provided in this Agreement, seek, encourage or take any other action with respect to the election or removal of any directors;
(ix)    make any public communication in opposition to (A) any Extraordinary Transaction or (B) any financing transaction, in each case involving the Company;
(x)    seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual meeting or special meeting of stockholders, except in accordance with Sections 2(a);
(xi)    make any public proposal or request with respect to (A) controlling, changing or influencing the Board or management of the Company or its subsidiaries, including plans or proposals relating to any change in the number or term of directors or the filling of any vacancies on the Board, (B) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company or its subsidiaries, (C) any other material change in the Company’s management, business or corporate or governance structure, (D) any waiver, amendment or modification to the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, operations, business, corporate strategy, corporate structure, capital structure or allocation, share repurchase or dividend policies or other policy, or (E) any waiver, amendment or modification to the collective bargaining agreements between the Company and any labor union representing any of the Company’s current or former employees (it being understood that this clause (xi) shall not restrict private discussions with the Board regarding such matters that would not require the Company or any member of the Icahn Group to make any public disclosure);
(xii)    publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 3; or
(xiii)    encourage or support any other person to take any of the actions described in this Section 3 that the Icahn Group is restricted from doing.
For any annual meeting of the Company’s stockholders subsequent to the 2025 Annual Meeting, if the Company provides notice to the Icahn Group that it does not intend to nominate the Icahn Designees (or Icahn Designee if the other Icahn Designee has resigned pursuant to Section 1(c)(x)) on the Company’s slate for election of directors at such annual meeting, nothing in this Section 3(a) will be deemed to prevent or prohibit the Icahn Group from submitting a nomination notice to the Company with respect to individuals to be considered for positions as directors at such annual meeting.
(b)    Subject to applicable law, from the date of this Agreement until the end of the Standstill Period, (i) so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, neither a member of the Icahn Group nor any of the Icahn Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism that do not address employees, officers or directors individually or as a group) the Company, the Company’s respective current or former officers or directors, or labor unions representing any of the Company’s current or former employees and (ii) so long as the Icahn Group has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Company specifying any such breach, neither the Company nor any of its Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism that do not address employees, officers or directors individually or as a group) any member of the Icahn Group or Icahn Affiliates or any of their respective current or former officers or directors.
(c)    The Icahn Group shall not enter into any agreement with, or compensate, any of the Icahn Designees with respect to his or her role or service (including voting) as a director of the Company.
4.    Public Announcements. As of the date hereof, the Company shall announce the execution of this Agreement by means of a press release in the form attached to this Agreement as Exhibit B (the “Press Release”). The Icahn Group shall have an opportunity to review in advance the Form 8-K filing to be made by the Company with respect to this Agreement.
5.    Confidentiality Agreement. The Company and the Icahn Group hereby agree that: (a) the Icahn Designees are permitted to and may provide confidential information subject to and in accordance with the terms of the confidentiality agreement in the form attached to this Agreement as Exhibit C (the “Confidentiality Agreement”) (which the Icahn Group agrees to execute and deliver to the Company as of the date hereof and cause the Icahn Designees (and any Replacement Designees) to abide by) and (b) the Company will execute and deliver the Confidentiality Agreement to the Icahn Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto. At any time an Icahn Designee is a member of the Board, the Board shall not adopt a policy precluding members of the Board from speaking to Mr. Carl C. Icahn with respect to non-privileged matters (upon the advice of internal or outside counsel), and the Company confirms that it will advise members of the Board, including the Icahn Designees, that they may, but are not obligated to, speak to Mr. Carl C. Icahn with respect to non-privileged matters (but subject to the Confidentiality Agreement, mutatis mutandis), if they are willing to do so and subject to their fiduciary duties and Company Policies (but may caution them regarding specific matters, if any, that involve conflicts between the Company and the Icahn Group or involve any privileged matters). Further, each party hereto acknowledges that it is aware that its obligations under the federal securities laws (as well as stock exchange regulations) prohibit any person who has material, non-public information concerning the Company, from trading, purchasing or selling the Company’s securities when in possession of such information and from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information.
6.    Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.
7.    Representations and Warranties of Icahn Group. Each member of the Icahn Group jointly represents and warrants that as of the date hereof (a) the Icahn Group collectively beneficially owns, an aggregate of 10,551,100 Common Shares, (b) except as disclosed to the Company, no member of the Icahn Group, individually or in the aggregate with any Icahn Affiliate, has any other beneficial ownership of, or economic exposure (including through Synthetic Positions) to, any Common Shares, nor does it currently have or have any right to acquire any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Shares, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the

Exchange Act), and whether or not to be settled by delivery of Common Shares, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), and (c) no member of the Icahn Group has any knowledge of any other stockholder of the Company that intends to submit a notice to the Company to nominate directors at or bring other business before the 2025 Annual Meeting.
8.    Representations and Warranties and Covenants of the Company. The Company represents and warrants, that as of the date of this Agreement, (a) none of the Company, the Board nor their respective advisors are engaged in discussions to grant board representation or board designation rights to any other stockholder of the Company, except for the Icahn Group, and (b) the date for the 2025 Annual Meeting is scheduled for June 10, 2025 (and shall, in any event, be held no later than June 15, 2025). Further, the Company agrees that if the Company enters into an agreement, arrangement or understanding, or otherwise grants any rights, to any other stockholder of the Company to avoid a proxy or similar contest with such stockholder at the 2025 Annual Meeting, then to the extent such agreement, arrangement or understanding grants any right or rights that are more favorable than those set forth in this Agreement, the Company agrees it shall offer the same such rights to the Icahn Group.
9.    Limitations on Sale. No member of the Icahn Group shall execute or offer to execute a block sale (or series of related block sales) that aggregate to 4.9% or more of the outstanding Common Shares (or any voting rights decoupled from such shares) to any person or “group” (as defined under Section 13(d) of the Exchange Act) unless (a) such person or group has not filed a Schedule 13D with the SEC in respect of its ownership of securities of the Company and does not have an ownership interest of 5% or more of the Company’s outstanding Common Shares (except for Schedule 13G filers that are mutual funds, pension funds or index funds with no known history of activism) and (b) such member of the Icahn Group reasonably believes that such person or group would not, as a result of the acquisition of such securities, be required to file a Schedule 13D in respect of its ownership of securities of the Company or obtain an ownership interest of 5% or more of the Company’s outstanding Common Shares (except for Schedule 13G filers that are mutual funds, pension funds or index funds with no known history of activism).
10.    Miscellaneous. This Agreement shall thereafter terminate and be of no further force or effect upon the termination of the Standstill Period (other than (a) this Section 10 through Section 18, each which shall survive termination of this Agreement and (b) the Confidentiality Agreement which shall survive in accordance with its terms). For the avoidance of doubt, no termination pursuant to this Section 10 relieves any party from liability for any breach prior to such termination. Notwithstanding anything set forth herein to the contrary, if, based on a written legal opinion, any provision set forth herein shall cause the Board, on one hand, or the Icahn Group, on the other hand, to violate Delaware law, the Board or the Icahn Group, as applicable, shall not be obligated to comply with that provision and such non-compliance shall not constitute a breach of this Agreement. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (iv) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (v) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
10.    No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
11.    Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.
12.    Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address set forth below (provided no “bounce back” or similar message of non- delivery is received with respect thereto; provided further that notice given by email shall not be effective until either (i) the receiving party’s receipt of a duplicate copy of such email notice by one of the other methods described in this Section 12 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 12), (b) delivered by hand to the address specified in this Section 12, when actually received by hand providing proof of delivery, or (c) on the next business day if transmitted by national overnight courier (with confirmation of delivery) to the address specified in this Section 12:
if to the Company:
Caesars Entertainment, Inc.
100 West Liberty Street, 12th Floor
Reno, NV 89501
Attention: Edmund L. Quatmann, Jr., Executive Vice President and Chief Legal Officer
Email: equatmann@caesars.com
with a copy (which will not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention: Kenneth B. Schwartz
     Elizabeth R. Gonzalez-Sussman
     Richard J. Grossman
Email:     ken.schwartz@skadden.com
     elizabeth.gonzalez-sussman@skadden.com
     richard.grossman@skadden.com

if to the Icahn Group:
Icahn Capital LP
16690 Collins Avenue, PH-1
Sunny Isles Beach, FL 33160
Attention: Jesse Lynn, Chief Operating Officer
Email: jlynn@sfire.com
13.    Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
14.    Counterparts. This Agreement may be executed (including by PDF) in two or more counterparts which together shall constitute a single agreement.
15.    Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.
16.    No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.
17.    Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.
18.    Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless context otherwise requires, references herein to Exhibits, Sections or Schedules mean the Exhibits, Sections or Schedules attached to this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances. In all instances, the term “or” shall not be deemed to be exclusive. As used in this Agreement, the term “Synthetic Position” shall mean any option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of any equity securities of the Company or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of any equity securities of the Company and are designed to produce economic benefits and risks that correspond to the ownership of securities or interests of the Company, in each case regardless of whether (i) it conveys any voting rights in such securities to any Person, (ii) it is required to be or capable of being settled, in whole or in part, in cash or in equity securities of the Company or otherwise or (iii) any Person (including the holder of such Synthetic Position) may have entered into other transactions that hedge its economic effect.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.
CAESARS ENTERTAINMENT, INC.
By:    /s/ Edmund L. Quatmann, Jr.
Name:    Edmund L. Quatmann, Jr.
Title:    Executive Vice President, Chief Legal Officer and Secretary

NAKATOMI TRADING LLC
By: /s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN PARTNERS LP
ICAHN ONSHORE LP
ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN CAPITAL LP
IPH GP LLC
By: /s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

BECKTON CORP.
By: /s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Vice President
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.
By: /s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Financial Officer

/s/ Carl. C. Icahn
CARL C. ICAHN

[Signature Page to Director Appointment and Nomination Agreement-Caesars Entertainment, Inc.]

SCHEDULE A

Carl C. Icahn
Jesse Lynn
Ted Papapostolou
Icahn Partners Master Fund LP
Icahn Offshore LP
Icahn Partners LP
Icahn Onshore LP
Icahn Capital LP
IPH GP LLC
Icahn Enterprises Holdings L.P.
Icahn Enterprises G.P. Inc.
Beckton Corp.
Nakatomi Trading, LLC

EXHIBIT A
FORM OF RESIGNATION

____________, 2025
Board of Directors
Caesars Entertainment, Inc.
100 West Liberty Street, 12th Floor
Reno, NV 89501
RE: Resignation
Ladies and Gentlemen:
This irrevocable resignation is delivered pursuant to that certain Director Appointment and Nomination Agreement (the “Agreement”), dated as of March ___, 2025, by and among Caesars Entertainment, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Schedule A thereto (collectively, the “Icahn Group”). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.
Pursuant to Section 1(c) of the Agreement, effective only upon, and subject to, such time as the Icahn Group (together with the Icahn Affiliates) ceases collectively to beneficially own at least 10,551,100 Common Shares, I hereby irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve; provided, however, that if this resignation is tendered pursuant to Section 1(c) of the Agreement, this resignation shall not be effective if any other resignation of an Icahn Designee is tendered and accepted pursuant to Section 1(c) of the Agreement (and the Icahn Group shall determine in its sole discretion which resignation of the Icahn Designees shall be effective) unless and until the Icahn Group (together with the Icahn Affiliates) ceases collectively to beneficially own at least 5,275,550 Common Shares.

Sincerely,

______________________
[Name of Icahn Designee]

EXHIBIT B
PRESS RELEASE
[see attached]

EXHIBIT C
FORM OF CONFIDENTIALITY AGREEMENT
CAESARS ENTERTAINMENT, INC.
March ___, 2025
To: Each of the persons or entities listed on Schedule A (the “Icahn Group” or “you”)
Ladies and Gentlemen:
This letter agreement shall become effective upon the appointment of the Icahn Designees to the Board of Directors (the “Board”) of Caesars Entertainment, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Director Appointment and Nomination Agreement (the “Nomination Agreement”), dated as of March ___, 2025, by and among the Company and the Icahn Group. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, an Icahn Designee may, if and to the extent he or she desires to do so, disclose non-privileged information he or she obtains while serving as a member of the Board to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this letter agreement, and that other members of the Board may similarly disclose information to you if they wish to do so, subject to the Company Policies and subject to their fiduciary duties. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and your attorneys, directors, officers or employees who are investment professionals (collectively, the “Representatives”), subject to the restrictions in paragraph 2, you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or current or former affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by any Icahn Designee or by or on behalf of the Company or any Company Representative (as defined below), including discussions or matters considered in meetings of the Board or Board committees, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.
1.    The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any other obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by any Icahn Designee or by or on behalf of the Company, any of its subsidiaries or their respective agents, representatives, attorneys, advisors, directors (other than any Icahn Designee), officers or employees (collectively, the “Company Representatives”), or (c) is received from a source other than any Icahn Designee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company, any of its subsidiaries or any other person with respect to such information at the time the information was disclosed to you.
2.    You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential, (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company and (c) use the Evaluation Material only in connection with monitoring and advising you on your investment in the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to be bound by the terms of this letter agreement as if they were a party hereto; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties to this letter agreement; and (B) to the Company and the Company Representatives. It is understood and agreed that no Icahn Designee (including any Replacement Designee) shall disclose to you or your Representatives any Privileged Information (as defined below) that may be included in the Evaluation Material. “Privileged Information” as used in this letter agreement shall be solely and exclusively limited to the advice provided by legal counsel and any discussions, deliberations or materials concerning such advice or which would otherwise be subject to legal privileges and protections and shall not include factual information or the formulation or analysis of business strategy solely to the extent that it is not protected by the attorney-client, attorney work product or other legal privilege or protection. It is understood and agreed that the Company may, from time to time, on the advice of counsel, determine that disclosure of certain of its competitively sensitive Evaluation Material by the Icahn Designees to the Icahn Group and its Representatives may have adverse consequences to its business or under applicable law, in which case such competitively sensitive Evaluation Material may, at the Company’s sole discretion, be made available by the Icahn Designees to the Icahn Group and its Representatives only in accordance with additional procedures mutually agreed by the Icahn Designees and the Company in writing to permit disclosure of such competitively sensitive Evaluation Material in an appropriate manner.
3.    In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will (a) promptly notify (except where such notice would be legally prohibited) the Company in writing by email, and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense and (b) produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the shares of common stock, at a par value per share of $0.00001 (“Common Shares”) of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.
4.    You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company or any of its subsidiaries other than the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, General Counsel and Secretary, or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not prevent any Icahn Designee acting in his or her capacity as a Board member from seeking Company information in the discharge or his or her fiduciary duties (nor shall it apply to any other Board members).
5.    All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Icahn Designee is a director of the Company upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use reasonable best efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the foregoing, the obligation to return, destroy, erase or delete Evaluation Material shall not cover information (a) that is maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up information is not used, disclosed, or otherwise recovered from such backup devices or (b) retained on a confidential basis solely to the extent required to comply with applicable law and/or any internal record retention requirements; provided, that such materials referenced in this sentence shall remain subject to the terms of this letter agreement applicable to Evaluation Material, and you and your Representatives will continue to be bound by the obligations contained in this letter agreement for as long as any such materials are retained by you or your Representatives.
6.    You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal or state securities laws, and you agree that you shall not, and you shall use reasonable best efforts to ensure that your Representatives do not, trade or engage in any derivative or other transaction in the Common Shares or any of the Company’s other securities on the basis of such information in violation of such laws.
7.    You hereby represent and warrant to the Company that (i) you have all requisite corporate, entity or other power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).
8.    Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.
9.    You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the Delaware Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.
10.    Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Delaware Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
11.    This letter agreement and the Nomination Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.
12.    All notices, consents, requests, instructions, approvals and other communications provided for in this letter agreement and all legal process in regard to this letter agreement shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address set forth below (provided no “bounce back” or similar message of non-delivery is received with respect thereto; provided further that notice given by email shall not be effective until either (i) the receiving party’s receipt of a duplicate copy of such email notice by one of the other methods described in this Section 12 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 12), (b) delivered by hand to the address specified in this Section 12 when actually received by hand providing proof of delivery, or (c) on the next business day if transmitted by national overnight courier (with confirmation of delivery) to the address specified in this Section 12:
if to the Company:
Caesars Entertainment, Inc.
100 West Liberty Street, 12th Floor
Reno, NV 89501
Attention: Edmund L. Quatmann, Jr., Executive Vice President and Chief Legal Officer
Email: equatmann@caesars.com
with a copy (which will not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention: Kenneth B. Schwartz
     Elizabeth R. Gonzalez-Sussman
     Richard J. Grossman
Email:     ken.schwartz@skadden.com
     elizabeth.gonzalez-sussman@skadden.com
     richard.grossman@skadden.com
if to the Icahn Group:
Icahn Capital LP
16690 Collins Avenue, PH-1
Sunny Isles Beach, FL 33160
Attention: Jesse Lynn, Chief Operating Officer
Email: jlynn@sfire.com

13.    If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.
14.    This letter agreement may be executed (including by digital signature or PDF) in two or more counterparts which together shall constitute a single agreement.
15.    This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties to this letter agreement.
16.    The Icahn Group shall cause any Replacement Designee appointed to the Board pursuant to the Nomination Agreement to execute a copy of this letter agreement.
17.    This letter agreement shall expire three (3) years from the date on which no Icahn Designee remains a director of the Company, except that you shall maintain in accordance with the confidentiality obligations set forth in this letter agreement any Evaluation Material (a) constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3) and/or (b) retained pursuant to Section 5.
18.    No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.
19.    Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this letter agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.” In all instances, the term “or” shall not be deemed to be exclusive.
[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.
Very truly yours,
CAESARS ENTERTAINMENT, INC.

By: ________________________________
Name:    Edmund L. Quatmann, Jr.
Title:     Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Confidentiality Agreement Caesars Entertainment, Inc.]

Accepted and agreed as of the date first written above: ICAHN GROUP

NAKATOMI TRADING LLC

By: ________________________________
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN PARTNERS LP
ICAHN ONSHORE LP
ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN CAPITAL LP
IPH GP LLC

By: ________________________________
Name: Jesse Lynn
Title: Chief Operating Officer

BECKTON CORP.

By: ________________________________
Name: Ted Papapostolou
Title: Vice President

ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By: ________________________________
Name: Ted Papapostolou
Title: Chief Financial Officer

________________________________
CARL C. ICAHN

________________________________
JESSE LYNN

________________________________
TED PAPAPOSTOLOU
[Signature Page to Confidentiality Agreement Caesars Entertainment, Inc.]

SCHEDULE A
Carl C. Icahn
Jesse Lynn
Ted Papapostolou
Icahn Partners Master Fund LP
Icahn Offshore LP
Icahn Partners LP
Icahn Onshore LP
Icahn Capital LP
IPH GP LLC
Icahn Enterprises Holdings L.P.
Icahn Enterprises G.P. Inc.
Beckton Corp.
Nakatomi Trading, LLC